Exhibit 99.1

VELOCITY ASSET MANAGEMENT, INC.
48 S. Franklin Turnpike, 3rd Floor o Ramsey, NJ  07446 o 201-760-1030


FOR IMMEDIATE RELEASE
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         Company Contact:
         Jim Mastriani, CFO and Chief Legal Officer
         Velocity Asset Management
         (732) 556-9090
         jjm@velocitycollect.com
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      VELOCITY INVESTMENTS AMENDS AND EXTENDS ITS $12,500,000 SENIOR CREDIT
                    FACILITY WITH WELLS FARGO FOOTHILL, INC.


RAMSEY, NJ (February 28, 2006) Velocity Asset Management, Inc. (OTCBB: VCYA), a New Jersey based company that focuses on the purchase, resale, and collection of distressed assets, announced today that its wholly-owned subsidiary, Velocity Investments, LLC, ("Velocity Investments"), a consumer receivables asset management and liquidation company, has amended its $12.5 million senior credit facility with Wells Fargo Foothill, Inc and extended the facility until January 27, 2009.

         Under the amended terms of the credit facility, Wells Fargo Foothill, Inc. has agreed to increase the advance rate under the credit facility up to 67.5% (increased from 60%) of the purchase price of individual pools of unsecured consumer receivables that are approved by the lender. The interest rate on the loan has been reduced from 3.50% above the prime rate of Wells Fargo Bank, N.A. to 2.50% above such prime rate and the maturity date of the facility has been extended one year until January 27, 2009. In addition, the amortization schedule for each portfolio has been extended from twenty-four to thirty months.

         Commenting on the announcement, Jack Kleinert, CEO of Velocity Asset Management, stated, "The amended facility with Wells Fargo Foothill is a great validation of our business model and management team. We expect that the amended terms of our senior credit facility will enable the Company to work with our lender to further expand our business in 2006. It is expected to provide the Company with additional liquidity and the opportunity to benefit from the increased market opportunities that we are seeing in our charged-off consumer receivables business."

About Velocity Asset Management, Inc
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Velocity Asset Management, Inc. is a Delaware corporation that focuses on the purchase, resale, and collection of distressed assets through its three wholly-owned subsidiaries, Velocity Investments, LLC, J. Holder, Inc. and VOM, LLC. Velocity Investments, LLC is a consumer receivables asset management and liquidation company, which purchases, manages and liquidates portfolios of unsecured consumer receivables. J. Holder, Inc. invests in, and maximizes the return on real property sold at sheriff's foreclosure sales and judgment execution sales, acquires defaulted mortgages and partial interests in real property with the goal of re-selling the property or perfecting the partial interest for resale. VOM, LLC focuses on purchasing, managing and maximizing the return on New Jersey municipal tax liens.
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FORWARD LOOKING STATEMENTS
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This Press Release contains or may contain forward looking statements and information that are based upon beliefs of and information currently available to the Company's management as well as estimates and assumptions made by the Company's management. When used herein the words ``anticipate", "believe", "estimate", "expect", "future", "intend", "plan" and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties and assumptions relating to the Company's operations and results of operations, including future monthly collections at its Velocity Investments subsidiary or revenues related thereto, and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, intended or planned.
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